Exhibit 99.1

FOR IMMEDIATE RELEASE

United Development Funding IV Shares to List on NASDAQ

Grapevine, Texas, June 4, 2014 – United Development Funding IV (“UDF IV” or the “Trust”) (NASDAQ: UDF) announced today that it will complete the listing process for its common shares of beneficial interest (the “Common Shares”) on the NASDAQ Global Select Market (“NASDAQ”). Trading of the Common Shares will officially commence this morning under the ticker symbol “UDF.”

The Trust specializes in single family residential finance, providing capital solutions to seasoned homebuilders and developers in affordable housing markets. Hollis M. Greenlaw, Chief Executive Officer and Chairman of the UDF IV Board of Trustees, commented “The housing market continues to strengthen, and capital for residential development continues to be a challenge. We are still in the early stages of a housing recovery, and UDF IV will continue to be an important capital solution for regional homebuilders and developers.”

The Trust concluded its initial primary offering in May 2013, after raising approximately $614.7 million in equity. Stacey Dwyer, Chief Operating Officer of UDF IV added “Our listing on the NASDAQ provides UDF IV broader access to public capital markets and allows our investors to participate in the anticipated growth.”

Since inception UDF IV has originated or purchased 149 loans and developed a strong balance sheet as a platform for future growth.

About United Development Funding IV

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.UDFIV.com.

Important Notice Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to changes in general economic conditions; changes in real estate conditions; development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates or prices; our borrowers’ inability to sell residential lots; and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts
Anthony J. DeFazio	Michael K. Wilson
DDCworks	United Development Funding
tdefazio@ddcworks.com	mwilson@umth.com
Ph: 484-342-3600	Ph: 817-835-0650